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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-61303) and Forms S-8 (Nos. 333-61323, 33-60050,
033-80729, 033-77670 and 033-51864) of Kimco Realty Corporation and Subsidiaries of our report dated February 15, 2001, except as to Note 20, which is dated as of March 15, 2001, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 16, 2001





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